UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 21, 2022

HUMBL, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-31267	91-2948019
(State of other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

600 B Street
Suite 300
San Diego, CA	92101
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (786) 738-9012

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	HMBL	OTCQB

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On September 21, 2022, HUMBL, Inc. (“HUMBL”) entered into four Global Amendments (“Global Amendments”) that amended four Securities Purchase Agreements dated August 11, 2022 (the “Purchase Agreements”). Under the terms of the Purchase Agreements, HUMBL sold 29,625,000 shares of its common stock and warrants to purchase 59,250,000 shares of its common stock (the “Warrant Shares”) for a total purchase price of $1,185,000 ($0.04 per share). The warrants are exercisable for a period of three years and are cash exercise only warrants. Of the Warrant Shares, 50,362,500 are exercisable at an exercise price of $0.075 and 8,887,500 are exercisable at an exercise price of $0.10.

The Global Amendments (i) reduced the aggregate purchase price under the Purchase Agreements to $575,000, (ii) revised the closing date to September 29, 2022 instead of August 25, 2022, (iii) increased the number of Shares purchased under the Purchase Agreement to 38,333,333 shares of HUMBL common stock ($0.015 per share), (iv) increased the total number of Warrant Shares to 76,666,666, (v) decreased the exercise price on 38,333,333 Warrant Shares to $0.04, and (vi) decreased the exercise price on 38,333,333 Warrant Shares to $0.03.

The foregoing description of the Global Amendments does not purport to be complete and is qualified in its entirety by reference to the form of Global Amendment which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 3.02 Unregistered Sale of Equity Securities.

The sale of the securities under the Purchase Agreement was exempt from registration under Section 4(a)(2) of the Securities Act of 1933. The information contained in Item 2.01, above, is hereby incorporated by reference into this Item 3.02.

Item 9.01 Financial Statements and Exhibits.

Exhibits

10.1	Form of Global Amendment

104	Cover Page interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: September 27, 2022	HUMBL, Inc.

	By:	/s/ Brian Foote
Brian Foote
President and CEO